UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2012
United Fire & Casualty Company
(Exact name of registrant as specified in its charter)

Iowa	001-34257	42-0644327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52407
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 399-5700

_________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
A Special Meeting of shareholders of United Fire & Casualty Company was held on January 24, 2012 in Cedar Rapids, Iowa. Represented at the meeting, in person or by proxy, were 20,305,644 shares constituting approximately 79.62 percent of the issued and outstanding shares entitled to vote as of the close of business on November 28, 2011. The following proposals were adopted by the margins indicated.
Proposal 1: Approval of the Agreement and Plan of Reorganization to form a new holding company structure.

	Number of Shares
	Votes For	Votes Against	Votes Abstained
Holding Company Reorganization	19,632,886	615,589	57,169
Proposal 2: Approval to adjourn the meeting, if necessary, to solicit additional proxies.

	Number of Shares
	Votes For	Votes Against	Votes Abstained
Adjournment to Solicit Additional Proxies	18,177,516	1,885,663	242,465
SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FIRE & CASUALTY COMPANY

Date: January 25, 2012	By:	/s/ Randy A. Ramlo
Name: Randy A. Ramlo
Title: President and Chief Executive Officer